UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2015

NATION ENERGY INC.

(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

000-30193

(Commission File Number)

59-2887569

(IRS Employer Identification No.)

Suite F – 1500 West 16th Avenue, Vancouver, BC  V6J 2L6  Canada

(Address of principal executive offices and Zip Code)

604.331.3399

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2015, Mr. John R. Hislop notified the Board of Directors (the “Board”) of Nation Energy Inc. (the “Company”) of his decision to resign from his positions as Chairman of the Board and President and Chief Executive Officer of the Company, effective as of September 15, 2015.  Mr. Hislop’s resignations are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on September 15, 2015, the Board appointed Mr. David N. Siegel as Chairman of the Board and appointed Mr. Marc A. Bruner as President and Chief Executive Officer of the Company, each effective as of September 15, 2015.

As previously disclosed, Mr. Bruner, born 1949, is the current Chief Executive Officer and Chairman of the Board of Directors of Paltar Petroleum Limited, an Australian oil and gas exploration company.  Previously, Mr. Bruner was the founding Chairman of the Board of Directors of Ultra Petroleum, an NYSE listed natural gas company focused on tight sand development in the Green River Basin of Wyoming, and served in such capacity from January 1996 to January 1999.  Mr. Bruner was self-employed as an oil and gas consultant through his company, Resource Venture Management AG, from February 1999 through October 2004.  Mr. Bruner co-founded Pennaco Energy, Inc., a coal bed methane company, in 1997, and RIS Resources International, a natural gas company, in 1996.  He served as a director of RIS Resources International until late 1997.  Mr. Bruner has also served as Chairman of the Board of Gasco Energy, Inc., as well as a director and as a member of the Executive Committee of the Board of Gasco Energy, Inc. from February 2001 to 2010.  Mr. Bruner served as Chairman, CEO and President of Falcon Oil & Gas Ltd. (“Falcon”) between November 2004 and September 2010.  Mr. Bruner also previously served as Chairman, Chief Executive Officer and President of Mako Energy Corporation, a subsidiary of Falcon, between November 2004 and September 2010.  He also served as Chairman of the Board of Directors of Falcon Oil & Gas Australia Limited, a subsidiary of Falcon, from April 2005 through September 2010.

As previously disclosed, Mr. Siegel, born 1961, was CEO of Frontier Airlines from January 2012 to May of 2015.  From June of 2010 until December of 2011, Mr. Siegel was managing partner of Hyannis Port Capital, Inc.  Mr. Siegel served as chairman and chief executive officer of XOJET, Inc., a TPG Growth backed private aviation company, from October of 2008 to May of 2010.  From June of 2004 to September of 2008, Mr. Siegel served as chairman and chief executive officer of Gategroup, A.G., a Zurich based global company, which Mr. Siegel transformed from its core airline catering business to become a complete above-the-wing solutions provider.  At Gategroup, Mr. Siegel stepped down as Chairman in April 2009, and remained an ordinary board member until April 2014.  Mr. Siegel recently served as a board member of URS Corporation (NYSE: URS) and for the past eight years has served on the Advisory Board of Trilantic Capital Partners, formerly Lehman Brothers Private Equity.  Mr. Siegel earned a master’s degree in business administration from Harvard Business School, with first-year honors, and a Bachelor of Science degree, magna cum laude, in applied mathematics-economics from Brown University.

Item 8.01                               Other Events.

On September 21, 2015, the Company issued a press release announcing the resignations of Mr. John R. Hislop as Chairman of the Board and as President and Chief Executive Officer of the Company and the appointment of Mr. David N. Siegel as Chairman of the Board and the appointment of Mr. Marc A. Bruner as President and Chief Executive Officer of the Company.  The press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                               Financial Statements and Exhibits.

(d)

    Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

/s/ Carmen J. Lotito

By:  Carmen J. Lotito

Vice President

Date:  September 21, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 21, 2015.